UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 27, 2006

Forward Industries, Inc.
(Exact name of registrant as specified in its charter)

New York	000-6669	13-1950672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Green Road, Suite E Pompano Beach, FL	33064
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code
(954) 419-9544

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a material definitive agreement.

As a result of the termination of the 2006 Restricted Stock Plan and cancellation of the associated grants made under that plan as described below, the grant to Douglas W. Sabra, the Company's Chief Financial Officer, of 20,000 shares of restricted common stock, made May 1, 2006 was cancelled in its entirety.

Item 8.01 Other Events.

On June 27, 2006, the Board of Directors of the Registrant, acting by unanimous consent, voted to terminate the Company's 2006 Restricted Stock Plan in its in entirety and to cancel any stock grants made under the plan.  The Company intends to introduce a revised stock plan at the next shareholder meeting expected to take place in April 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forward Industries Inc.,

By:

/s/ Jerome E. Ball
_______________________________________

Name Jerome E. Ball

Title: Chairman and Chief Executive Officer

Dated: June 27, 2006